Exhibit 99.1
Press Release
August 5, 2010
Holly Corporation Reports Second Quarter 2010 Results
Announces Regular Quarterly Cash Dividend
Dallas, Texas, August 5, 2010 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported second quarter 2010 financial results. For the quarter, net income attributable to Holly stockholders was $66.2 million ($1.24 per basic and diluted share) compared to $14.6 million ($0.29 per basic and diluted share) for the second quarter of 2009. For the six months, net income attributable to Holly stockholders was $38.1 million ($0.72 per basic and $0.71 per diluted share) compared to $36.6 million ($0.73 per basic and diluted share) for the six months ended June 30, 2009.
Holly also announced that its Board of Directors has declared a regular quarterly cash dividend in the amount of $0.15 per share, payable October 4, 2010 to holders of record on September 21, 2010.
For the quarter, net income attributable to our stockholders increased by $51.6 million compared to the same period of 2009. This increase was due principally to significantly higher refinery gross margins during the current year second quarter combined with increased sales volumes of produced refined products sold. Overall refinery gross margins were $11.01 per produced barrel, a 41% increase compared to $7.82 for the second quarter of 2009. For the quarter, our overall refinery production levels averaged 233,460 barrels per day (“BPD”), an increase of 65% over the same period of 2009 due to production from our Tulsa refinery facilities acquired in June and December 2009.
For the six months ended June 30, 2010, net income attributable to our stockholders increased by $1.5 million compared to the same period of 2009. This increase was due principally to increased sales volumes of produced refined products, partially offset by an overall decrease in current year-to-date refinery gross margins. Overall refinery gross margins were $8.43 per produced barrel, a 10% decrease compared to $9.41 for the first six months of 2009. For the current year-to-date period, our overall refinery production levels averaged 225,250 BPD, an increase of 96% over the same period of 2009 due to production from our Tulsa refinery facilities and production increases at our Navajo and Woods Cross refineries.
“We are pleased with our second quarter results,” said Matthew Clifton, Chairman of the Board and Chief Executive Officer of Holly. “Year over year industry-wide increases in distillate cracks and improvements in our Rocky Mountain and Southwest product values relative to benchmark Gulf Coast prices combined with a substantial contribution from our 2009 Tulsa refinery acquisitions drove the strong increase in profitability in the quarter compared to the second quarter of 2009. For the quarter, EBITDA was $155 million, an increase of $99.1 million or 177% over last year’s second quarter.

Our Tulsa refinery, which accounted for a little over 50% of our year over year EBITDA increase, is the combined operation of the two refineries acquired by Holly in June and December 2009. The two facilities operated in an integrated manner during the quarter utilizing an existing third-party pipeline to move intermediates between the facilities for upgrading. This phase one integration process allowed us to capture the bulk of the overall integration benefits, although at slightly higher operating expenses and subject to certain fuel balance and other constraints. Full integration is expected in the first quarter of 2011 when we expect to have installed additional pipelines between the two facilities. During the quarter, the Tulsa facility processed 118,000 barrels per day of crude oil. Strong distillate and lube oil cracks and increased lube volumes led to Tulsa operating income for the quarter of $46.7 million compared to the one month, one refinery second quarter of 2009 operating loss of $4.1 million.
With our lowest crude costs and our highest product values, our Woods Cross refinery continued to contribute nicely to earnings. Second quarter 2010 gross margins for Woods Cross were $22.36 per barrel. Margins at our Navajo and Tulsa refineries also were at good levels averaging over $9 per barrel.
Operationally, at the Navajo Refinery, production was somewhat reduced as we lined out modifications made to our crude and vacuum unit during the first quarter of 2010. In June 2010 we began processing small amounts of heavy Canadian crude to test the various modifications and additions we have made to the facility to allow for a more diverse crude slate. We plan to increase heavy Canadian crude rates over time as new equipment and modifications are lined out and economics dictate.
In July the product margin environment for our refineries remained at approximately the same level as the average for the second quarter. Looking forward, while cautiously optimistic with respect to our nation’s economic recovery, we remain confident that the enhanced capabilities and scale of our assets and the markets we serve, combined with our conservative financial condition, will continue to serve our shareholders well,” Clifton said.
Sales and other revenues for the second quarter of 2010 were $2,145.9 million, a 107% increase compared to the three months ended June 30, 2009. This increase was due to the effects of a 33% year-over-year increase in second quarter refined product sales prices combined with a 67% increase in volumes of produced refined products sold. The volume increase was primarily due to volumes attributable to our Tulsa refinery operations. Also included in revenues and contributing to the earnings increase for the three months ended June 30, 2010 was a final settlement received from SFPP, L.P. in June 2010 of $8.6 million that relates to tariff refunds for shipments of refined products for the period of January 1992 through May 2006. In the 2009 second quarter, we received a settlement payment of $2.9 million also related to tariff refunds. Cost of products sold was $1,848.2 million, a 110% increase compared to the three months ended June 30, 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.

Sales and other revenues for the six months ended June 30, 2010 were $4,020.2 million, a 139% increase compared to the six months ended June 30, 2009. This increase was due to the effects of a 41% year-over-year increase in year-to-date refined product sales prices combined with a 95% increase in volumes of produced refined products sold. The volume increase was attributable to our Tulsa refinery operations and year-to-date production increases at our Navajo and Woods Cross refineries. Cost of products sold was $3,572.1 million, a 157% increase compared to the six months ended June 30, 2009 due mainly to higher crude oil acquisition costs and increased volumes of produced refined products sold.
Operating costs and expenses for the three and the six months ended June 30, 2010 increased mainly due to the inclusion of costs attributable to the operations of our Tulsa refinery facilities. Interest expense for the three and the six months ended June 30, 2010 increased by $13.8 million and $25.3 million, respectively, primarily due to interest incurred on the $300 million Holly senior notes and the $150 million 8.25% senior notes issued by HEP in March 2010.
The Company has scheduled a webcast conference call for today, August 5, 2010 at 4:00 PM Eastern Time to discuss financial results. This webcast may be accessed at: http://www.videonewswire.com/event.asp?id=70657.
An audio archive of this webcast will be available using the above noted link through August 18, 2010.
Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel, jet fuel and specialty lubricant products. Holly operates through its subsidiaries a 100,000 BPSD refinery located in Artesia, New Mexico, a 31,000 BPSD refinery in Woods Cross, Utah and a 125,000 BPSD refinery located in Tulsa, Oklahoma. Also, a subsidiary of Holly owns a 34% interest (including the 2% general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 2,500 miles of petroleum product and crude oil pipelines in Texas, New Mexico, Utah and Oklahoma and tankage and refined product terminals in several Southwest and Rocky Mountain states.
The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended
	June 30,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$2,145,860	$1,035,778	$1,110,082	107.2%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,848,212	879,926	968,286	110.0
Operating expenses (exclusive of depreciation and amortization)	120,831	78,053	42,778	54.8
General and administrative expenses (exclusive of depreciation and amortization)	15,829	15,088	741	4.9
Depreciation and amortization	28,824	25,260	3,564	14.1

Total operating costs and expenses	2,013,696	998,327	1,015,369	101.7

Income from operations	132,164	37,451	94,713	252.9
Other income (expense):
Equity in earnings of SLC Pipeline	544	488	56	11.5
Interest income	635	134	501	373.9
Interest expense	(21,023)	(7,203)	(13,820)	191.9
Acquisition costs — Tulsa refinery	—	(1,610)	1,610	(100.0)

	(19,844)	(8,191)	(11,653)	142.3

Income from continuing operations before income taxes	112,320	29,260	83,060	283.9
Income tax provision	39,654	9,322	30,332	325.4

Income from continuing operations	72,666	19,938	52,728	264.5
Income from discontinued operations (1)	—	1,206	(1,206)	(100.0)

Net income	72,666	21,144	51,522	243.7
Less noncontrolling interest in net income	6,504	6,539	(35)	(0.5)

Net income attributable to Holly Corporation stockholders	$66,162	$14,605	$51,557	353.0%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$66,162	$14,248	$51,914	364.4%
Income from discontinued operations	—	357	(357)	(100.0)

Net income	$66,162	$14,605	$51,557	353.0%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$1.24	$0.28	$0.96	342.9%
Income from discontinued operations (1)	—	0.01	(0.01)	(100.0)

Net income	$1.24	$0.29	$0.95	327.6%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$1.24	$0.28	$0.96	342.9%
Income from discontinued operations (1)	—	0.01	(0.01)	(100.0)

Net income	$1.24	$0.29	$0.95	327.6%

Cash dividends declared per common share	$0.15	$0.15	$—	—%

Average number of common shares outstanding:
Basic	53,206	50,170	3,036	6.1%
Diluted	53,408	50,226	3,182	6.3%

EBITDA from continuing operations	$155,028	$55,899	$99,129	177.3%

	Six Months Ended
	June 30,		Change from 2009
	2010	2009	Change	Percent
	(In thousands, except per share data)

Sales and other revenues	$4,020,150	$1,683,808	$2,336,342	138.8%
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	3,572,076	1,391,580	2,180,496	156.7
Operating expenses (exclusive of depreciation and amortization)	248,375	144,801	103,574	71.5
General and administrative expenses (exclusive of depreciation and amortization)	33,698	26,844	6,854	25.5
Depreciation and amortization	56,581	45,341	11,240	24.8

Total operating costs and expenses	3,910,730	1,608,566	2,302,164	143.1

Income from operations	109,420	75,242	34,178	45.4
Other income (expense):
Equity in earnings of SLC Pipeline	1,025	663	362	54.6
Interest income	694	2,330	(1,636)	(70.2)
Interest expense	(38,745)	(13,442)	(25,303)	188.2
Acquisition costs — Tulsa refinery	—	(1,610)	1,610	(100.0)

	(37,026)	(12,059)	(24,967)	207.0

Income from continuing operations before income taxes	72,394	63,183	9,211	14.6
Income tax provision	22,982	21,171	1,811	8.6

Income from continuing operations	49,412	42,012	7,400	17.6
Income from discontinued operations (1)	—	2,537	(2,537)	(100.0)

Net income	49,412	44,549	4,863	10.9
Less noncontrolling interest in net income	11,344	7,999	3,345	41.8

Net income attributable to Holly Corporation stockholders	$38,068	$36,550	$1,518	4.2%

Earnings attributable to Holly Corporation stockholders:
Income from continuing operations	$38,068	$35,801	$2,267	6.3%
Income from discontinued operations	—	749	(749)	(100.0)

Net income	$38,068	$36,550	$1,518	4.2%

Earnings per share attributable to Holly Corporation stockholders — basic:
Income from continuing operations	$0.72	$0.71	$0.01	1.4%
Income from discontinued operations (1)	—	0.02	(0.02)	(100.0)

Net income	$0.72	$0.73	$(0.01)	(1.4)%

Earnings per share attributable to Holly Corporation stockholders — diluted:
Income from continuing operations	$0.71	$0.71	$0.00	—%
Income from discontinued operations (1)	—	0.02	(0.02)	(100.0)

Net income	$0.71	$0.73	$(0.02)	(2.7)%

Cash dividends declared per common share	$0.30	$0.30	$—	—%

Average number of common shares outstanding:
Basic	53,152	50,106	3,046	6.1%
Diluted	53,375	50,189	3,186	6.3%

EBITDA from continuing operations	$155,682	$113,425	$42,257	37.3%

(1)	On December 1, 2009, HEP sold its interest in Rio Grande. Results of operations of Rio Grande are presented in discontinued operations.

Balance Sheet Data

	June 30,	December 31,
	2010	2009
	(In thousands)

Cash, cash equivalents and investments in marketable securities	$141,428	$125,819
Working capital	$319,633	$257,899
Total assets	$3,283,579	$3,145,939
Long-term debt	$805,336	$707,458
Total equity	$1,220,756	$1,207,871
Segment Information
Our operations are currently organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations.
The Refining segment includes the operations of our Navajo, Woods Cross and Tulsa refineries and Holly Asphalt Company (“Holly Asphalt”). The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel, jet fuel and specialty lubricant products. The petroleum products produced by the Refining segment are primarily marketed in the Southwest, Rocky Mountain and Mid-Continent regions of the United States and northern Mexico. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refinery that are marketed throughout North America and are distributed in Central and South America. Holly Asphalt manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and northern Mexico.
The HEP segment involves all of the operations of HEP. HEP owns and operates a system of petroleum product and crude gathering pipelines in Texas, New Mexico, Oklahoma and Utah, distribution terminals in Texas, New Mexico, Arizona, Utah, Idaho, and Washington and refinery tankage in New Mexico, Utah and Oklahoma. Revenues are generated by charging tariffs for transporting petroleum products and crude oil through its pipelines, by leasing certain pipeline capacity to Alon USA, Inc., by charging fees for terminalling refined products and other hydrocarbons, and storing and providing other services at its storage tanks and terminals. The HEP segment also includes a 25% interest in SLC Pipeline LLC (“SLC Pipeline”) that services refineries in the Salt Lake City, Utah area. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations.

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Three Months Ended June 30, 2010
Sales and other revenues	$2,137,360	$45,483	$151	$(37,134)	$2,145,860
Operating expenses	$107,451	$13,495	$12	$(127)	$120,831
General and administrative expenses	$—	$1,913	$13,916	$—	$15,829
Depreciation and amortization	$20,599	$7,187	$1,333	$(295)	$28,824
Income (loss) from operations	$124,548	$22,888	$(15,110)	$(162)	$132,164

Three Months Ended June 30, 2009
Sales and other revenues	$1,019,919	$37,999	$2,979	$(25,119)	$1,035,778
Operating expenses	$67,640	$10,631	$8	$(226)	$78,053
General and administrative expenses	$—	$1,797	$13,193	$98	$15,088
Depreciation and amortization	$17,832	$6,242	$1,186	$—	$25,260
Income (loss) from operations	$29,530	$19,329	$(11,408)	$—	$37,451

				Consolidations
			Corporate	and	Consolidated
	Refining	HEP	and Other	Eliminations	Total
	(In thousands)

Six Months Ended June 30, 2010
Sales and other revenues	$4,004,534	$86,172	$217	$(70,773)	$4,020,150
Operating expenses	$222,045	$26,555	$18	$(243)	$248,375
General and administrative expenses	$—	$4,476	$29,222	$—	$33,698
Depreciation and amortization	$41,325	$13,992	$1,854	$(590)	$56,581
Income (loss) from operations	$99,969	$41,149	$(30,877)	$(821)	$109,420

Six Months Ended June 30, 2009
Sales and other revenues	$1,656,829	$67,331	$3,078	$(43,430)	$1,683,808
Operating expenses	$124,055	$20,973	$27	$(254)	$144,801
General and administrative expenses	$—	$3,131	$23,713	$—	$26,844
Depreciation and amortization	$29,783	$11,820	$3,738	$—	$45,341
Income (loss) from operations	$68,235	$31,407	$(24,400)	$—	$75,242

June 30, 2010
Cash, cash equivalents and investments in marketable securities	$—	$2,806	$138,622	$—	$141,428
Total assets	$2,267,727	$671,555	$375,987	$(31,690)	$3,283,579

December 31, 2009
Cash, cash equivalents and investments in marketable securities	$—	$2,508	$123,311	$—	$125,819
Total assets	$2,142,317	$641,775	$392,007	$(30,160)	$3,145,939
Refining Operating Data
Our refinery operations include the Navajo, Woods Cross and Tulsa refineries. The following tables set forth information, including non-GAAP performance measures about our consolidated refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Navajo Refinery
Crude charge (BPD) (1)	82,370	85,756	80,650	71,798
Refinery production (BPD) (2)	91,750	96,670	89,650	79,960
Sales of produced refined products (BPD)	93,040	95,812	90,000	79,072
Sales of refined products (BPD) (3)	96,280	96,342	93,220	83,809

Refinery utilization (4)	82.4%	85.8%	80.7%	71.8%

Average per produced barrel (5)
Net sales	$91.21	$67.93	$89.70	$63.80
Cost of products (6)	82.08	59.54	82.50	53.83

Refinery gross margin	9.13	8.39	7.20	9.97
Refinery operating expenses (7)	4.61	4.56	4.88	5.19

Net operating margin	$4.52	$3.83	$2.32	$4.78

Feedstocks:
Sour crude oil	85%	83%	86%	83%
Sweet crude oil	4%	6%	4%	7%
Other feedstocks and blends	11%	11%	10%	10%

Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Sales of produced refined products:
Gasolines	57%	57%	57%	58%
Diesel fuels	31%	34%	31%	33%
Jet fuels	5%	1%	4%	1%
Fuel oil	3%	3%	4%	3%
Asphalt	2%	3%	2%	3%
LPG and other	2%	2%	2%	2%

Total	100%	100%	100%	100%

Woods Cross Refinery
Crude charge (BPD) (1)	27,450	25,937	26,570	24,631
Refinery production (BPD) (2)	28,850	27,699	27,700	25,505
Sales of produced refined products (BPD)	29,070	27,059	28,620	27,042
Sales of refined products (BPD) (3)	29,140	27,751	28,750	27,708

Refinery utilization (4)	88.5%	83.7%	85.7%	79.5%

Average per produced barrel (5)
Net sales	$96.62	$69.05	$93.15	$59.74
Cost of products (6)	74.26	60.10	74.48	49.90

Refinery gross margin	22.36	8.95	18.67	9.84
Refinery operating expenses (7)	5.30	5.98	5.74	6.45

Net operating margin	$17.06	$2.97	$12.93	$3.39

Feedstocks:
Sour crude oil	5%	3%	6%	3%
Sweet crude oil	60%	62%	60%	64%
Black wax crude oil	29%	27%	29%	27%
Other feedstocks and blends	6%	8%	5%	6%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	62%	66%	63%	67%
Diesel fuels	31%	28%	29%	26%
Jet fuels	1%	—%	1%	—%
Fuel oil	1%	3%	1%	4%
Asphalt	3%	2%	3%	1%
LPG and other	2%	1%	3%	2%

Total	100%	100%	100%	100%

Tulsa Refinery (8)
Crude charge (BPD) (1)	118,480	17,930	111,080	9,010
Refinery production (BPD) (2)	112,860	17,275	107,900	9,685
Sales of produced refined products (BPD)	111,880	16,971	105,360	8,532
Sales of refined products (BPD) (3)	111,880	17,245	106,280	8,670

Refinery utilization (4)	94.8%	64.0%	88.9%	64.0%

Average per produced barrel (5)
Net sales	$90.93	$76.14	$88.74	$76.14
Cost of products (6)	81.32	73.31	82.05	73.31

Refinery gross margin	9.61	2.83	6.69	2.83
Refinery operating expenses (7)	4.70	5.21	5.26	5.21

Net operating margin	$4.91	$(2.38)	$1.43	$(2.38)

Feedstocks:
Sour crude oil	8%	—%	5%	—%
Sweet crude oil	92%	100%	95%	100%

Total	100%	100%	100%	100%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Sales of produced refined products:
Gasolines	37%	23%	39%	23%
Diesel fuels	32%	28%	31%	28%
Jet fuels	9%	9%	9%	9%
Lubricants	10%	22%	10%	22%
Gas oil / intermediates	3%	16%	3%	16%
Asphalt	4%	—%	4%	—%
LPG and other	5%	2%	4%	2%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	228,300	129,623	218,300	105,443
Refinery production (BPD) (2)	233,460	141,648	225,250	115,150
Sales of produced refined products (BPD)	233,990	139,842	223,980	114,646
Sales of refined products (BPD) (3)	237,300	141,338	228,250	120,187

Refinery utilization (4)	89.2%	81.5%	85.3%	77.0%

Average per produced barrel (5)
Net sales	$91.75	$69.14	$89.69	$63.76
Cost of products (6)	80.74	61.32	81.26	54.35

Refinery gross margin	11.01	7.82	8.43	9.41
Refinery operating expenses (7)	4.74	4.91	5.17	5.49

Net operating margin	$6.27	$2.91	$3.26	$3.92

Feedstocks:
Sour crude oil	37%	56%	37%	59%
Sweet crude oil	54%	29%	55%	27%
Black wax crude oil	4%	5%	3%	6%
Other feedstocks and blends	5%	10%	5%	8%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	48%	54%	49%	58%
Diesel fuels	32%	32%	31%	31%
Jet fuels	6%	1%	6%	1%
Fuel oil	1%	3%	2%	3%
Asphalt	3%	3%	3%	2%
Lubricants	5%	3%	5%	2%
Gas oil / intermediates	2%	2%	1%	1%
LPG and other	3%	2%	3%	2%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)
Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity was increased by 15,000 BPSD effective April 1, 2009 (our Navajo refinery expansion), 85,000 BPSD effective June 1, 2009 (our Tulsa Refinery west facility acquisition) and 40,000 BPSD effective December 1, 2009 (our Tulsa refinery east facility acquisition), increasing our consolidated crude capacity to 256,000 BPSD.

(5)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(6)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(8)
The amounts reported for the Tulsa Refinery for the three and six months ended June 30, 2009 include crude oil processed and products yielded from the Tulsa Refinery west facility for the period from June 1, 2009 (date of Tulsa Refinery west facility acquisition) through June 30, 2009 only, and averaged over the number of days in the periods (91 days and 182 days for the three and six months ended, respectively).

Operating data for the period from June 1, 2009 through June 30, 2009 is as follows:

Tulsa Refinery
Crude charge (BPD)	54,390
Refinery production (BPD)	52,400
Sales of produced refined products (BPD)	51,480
Sales of refined products (BPD)	52,310

Refinery utilization	64.0%
Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to Holly Corporation stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA from continuing operations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(In thousands)

Income from continuing operations	$72,666	$19,938	$49,412	$42,012
Subtract noncontrolling interest in income from continuing operations	(6,504)	(5,690)	(11,344)	(6,211)
Add income tax provision	39,654	9,322	22,982	21,171
Add interest expense	21,023	7,203	38,745	13,442
Subtract interest income	(635)	(134)	(694)	(2,330)
Add depreciation and amortization	28,824	25,260	56,581	45,341

EBITDA from continuing operations	$155,028	$55,899	$155,682	$113,425

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statements of Income.
Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Net sales	$91.21	$67.93	$89.70	$63.80
Less cost of products	82.08	59.54	82.50	53.83

Refinery gross margin	$9.13	$8.39	$7.20	$9.97

Woods Cross Refinery
Net sales	$96.62	$69.05	$93.15	$59.74
Less cost of products	74.26	60.10	74.48	49.90

Refinery gross margin	$22.36	$8.95	$18.67	$9.84

Tulsa Refinery
Net sales	$90.93	$76.14	$88.74	$76.14
Less cost of products	81.32	73.31	82.05	73.31

Refinery gross margin	$9.61	$2.83	$6.69	$2.83

Consolidated
Net sales	$91.75	$69.14	$89.69	$63.76
Less cost of products	80.74	61.32	81.26	54.35

Refinery gross margin	$11.01	$7.82	$8.43	$9.41

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Average per produced barrel:

Navajo Refinery
Refinery gross margin	$9.13	$8.39	$7.20	$9.97
Less refinery operating expenses	4.61	4.56	4.88	5.19

Net operating margin	$4.52	$3.83	$2.32	$4.78

Woods Cross Refinery
Refinery gross margin	$22.36	$8.95	$18.67	$9.84
Less refinery operating expenses	5.30	5.98	5.74	6.45

Net operating margin	$17.06	$2.97	$12.93	$3.39

Tulsa Refinery
Refinery gross margin	$9.61	$2.83	$6.69	$2.83
Less refinery operating expenses	4.70	5.21	5.26	5.21

Net operating margin	$4.91	$(2.38)	$1.43	$(2.38)

Consolidated
Refinery gross margin	$11.01	$7.82	$8.43	$9.41
Less refinery operating expenses	4.74	4.91	5.17	5.49

Net operating margin	$6.27	$2.91	$3.26	$3.92

Below are reconciliations to our Consolidated Statements of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Navajo Refinery
Average sales price per produced barrel sold	$91.21	$67.93	$89.70	$63.80
Times sales of produced refined products sold (BPD)	93,040	95,812	90,000	79,072
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$772,242	$592,274	$1,461,213	$913,108

Woods Cross Refinery
Average sales price per produced barrel sold	$96.62	$69.05	$93.15	$59.74
Times sales of produced refined products sold (BPD)	29,070	27,059	28,620	27,042
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$255,596	$170,027	$482,537	$292,404

Tulsa Refinery
Average sales price per produced barrel sold	$90.93	$76.14	$88.74	$76.14
Times sales of produced refined products sold (BPD)	111,880	16,971	105,360	8,532
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$925,766	$117,588	$1,692,286	$117,582

Sum of refined products sales from produced products sold from our three refineries (1)	$1,953,604	$879,889	$3,636,036	$1,323,094
Add refined product sales from purchased products and rounding (2)	27,296	8,303	68,680	61,984

Total refined products sales	1,980,900	888,192	3,704,716	1,385,078
Add direct sales of excess crude oil (3)	114,155	100,621	249,017	221,876
Add other refining segment revenue (4)	42,305	31,106	50,801	49,875

Total refining segment revenue	2,137,360	1,019,919	4,004,534	1,656,829
Add HEP segment sales and other revenue	45,483	37,999	86,172	67,331
Add corporate and other revenues	151	2,979	217	3,078
Subtract consolidations and eliminations	(37,134)	(25,119)	(70,773)	(43,430)

Sales and other revenues	$2,145,860	$1,035,778	$4,020,150	$1,683,808

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average sales price per produced barrel sold	$91.75	$69.14	$89.69	$63.76
Times sales of produced refined products sold (BPD)	233,990	139,842	223,980	114,646
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$1,953,604	$879,889	$3,636,036	$1,323,094

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Navajo Refinery
Average cost of products per produced barrel sold	$82.08	$59.54	$82.50	$53.83
Times sales of produced refined products sold (BPD)	93,040	95,812	90,000	79,072
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$694,942	$519,123	$1,343,925	$770,417

Woods Cross Refinery
Average cost of products per produced barrel sold	$74.26	$60.10	$74.48	$49.90
Times sales of produced refined products sold (BPD)	29,070	27,059	28,620	27,042
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$196,445	$147,988	$385,823	$244,241

Tulsa Refinery
Average cost of products per produced barrel sold	$81.32	$73.31	$82.05	$73.31
Times sales of produced refined products sold (BPD)	111,880	16,971	105,360	8,532
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$827,925	$113,217	$1,564,707	$113,212

Sum of cost of products for produced products sold from our three refineries (1)	$1,719,312	$780,328	$3,294,455	$1,127,870
Add refined product costs from purchased products sold and rounding (2)	27,827	9,180	69,329	66,859

Total refined cost of products sold	1,747,139	789,508	3,363,784	1,194,729
Add crude oil cost of direct sales of excess crude oil (3)	112,885	99,872	246,552	220,554
Add other refining segment costs of products sold (4)	24,738	15,537	30,859	19,473

Total refining segment cost of products sold	1,884,762	904,917	3,641,195	1,434,756
Subtract consolidations and eliminations	(36,550)	(24,991)	(69,119)	(43,176)

Costs of products sold (exclusive of depreciation and amortization)	$1,848,212	$879,926	$3,572,076	$1,391,580

(1)	The above calculations of cost of products for produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment cost of products sold includes the cost of products for Holly Asphalt and costs attributable to feedstock and sulfur credit sales.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average cost of products per produced barrel sold	$80.74	$61.32	$81.26	$54.35
Times sales of produced refined products sold (BPD)	233,990	139,842	223,980	114,646
Times number of days in period	91	91	181	181

Cost of products for produced products sold	$1,719,312	$780,328	$3,294,455	$1,127,870

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$4.61	$4.56	$4.88	$5.19
Times sales of produced refined products sold (BPD)	93,040	95,812	90,000	79,072
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$39,031	$39,758	$79,495	$74,279

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.30	$5.98	$5.74	$6.45
Times sales of produced refined products sold (BPD)	29,070	27,059	28,620	27,042
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$14,020	$14,725	$29,734	$31,570

Tulsa Refinery
Average refinery operating expenses per produced barrel sold	$4.70	$5.21	$5.26	$5.21
Times sales of produced refined products sold (BPD)	111,880	16,971	105,360	8,532
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$47,851	$8,046	$100,309	$8,046

Sum of refinery operating expenses per produced products sold from our three refineries (1)	$100,902	$62,529	$209,538	$113,895
Add other refining segment operating expenses and rounding (2)	6,549	5,111	12,507	10,160

Total refining segment operating expenses	107,451	67,640	222,045	124,055
Add HEP segment operating expenses	13,495	10,631	26,555	20,973
Add corporate and other costs	12	8	18	27
Subtract consolidations and eliminations	(127)	(226)	(243)	(254)

Operating expenses (exclusive of depreciation and amortization)	$120,831	$78,053	$248,375	$144,801

(1)
The above calculations of refinery operating expenses from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of Holly Asphalt.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Average refinery operating expenses per produced barrel sold	$4.74	$4.91	$5.17	$5.49

Times sales of produced refined products sold (BPD)	233,990	139,842	223,980	114,646
Times number of days in period	91	91	181	181

Refinery operating expenses for produced products sold	$100,902	$62,529	$209,538	$113,895

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)
Navajo Refinery
Net operating margin per barrel	$4.52	$3.83	$2.32	$4.78
Add average refinery operating expenses per produced barrel	4.61	4.56	4.88	5.19

Refinery gross margin per barrel	9.13	8.39	7.20	9.97
Add average cost of products per produced barrel sold	82.08	59.54	82.50	53.83

Average sales price per produced barrel sold	$91.21	$67.93	$89.70	$63.80
Times sales of produced refined products sold (BPD)	93,040	95,812	90,000	79,072
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$772,242	$592,274	$1,461,213	$913,108

Woods Cross Refinery
Net operating margin per barrel	$17.06	$2.97	$12.93	$3.39
Add average refinery operating expenses per produced barrel	5.30	5.98	5.74	6.45

Refinery gross margin per barrel	22.36	8.95	18.67	9.84
Add average cost of products per produced barrel sold	74.26	60.10	74.48	49.90

Average net sales per produced barrel sold	$96.62	$69.05	$93.15	$59.74
Times sales of produced refined products sold (BPD)	29,070	27,059	28,620	27,042
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$255,596	$170,027	$482,537	$292,404

Tulsa Refinery
Net operating margin per barrel	$4.91	$(2.38)	$1.43	$(2.38)
Add average refinery operating expenses per produced barrel	4.70	5.21	5.26	5.21

Refinery gross margin per barrel	9.61	2.83	6.69	2.83
Add average cost of products per produced barrel sold	81.32	73.31	82.05	73.31

Average net sales per produced barrel sold	$90.93	$76.14	$88.74	$76.14
Times sales of produced refined products sold (BPD)	111,880	16,971	105,360	8,532
Times number of days in period	91	91	181	181

Refined products sales from produced products sold	$925,766	$117,588	$1,692,286	$117,582

Sum of refined products sales from produced products sold from our three refineries (1)	$1,953,604	$879,889	$3,636,036	$1,323,094
Add refined product sales from purchased products and rounding (2)	27,296	8,303	68,680	61,984

Total refined products sales	1,980,900	888,192	3,704,716	1,385,078
Add direct sales of excess crude oil (3)	114,155	100,621	249,017	221,876
Add other refining segment revenue (4)	42,305	31,106	50,801	49,875

Total refining segment revenue	2,137,360	1,019,919	4,004,534	1,656,829
Add HEP segment sales and other revenues	45,483	37,999	86,172	67,331
Add corporate and other revenues	151	2,979	217	3,078
Subtract consolidations and eliminations	(37,134)	(25,119)	(70,773)	(43,430)

Sales and other revenues	$2,145,860	$1,035,778	$4,020,150	$1,683,808

(1)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

(2)	We purchase finished products when opportunities arise that provide a profit on the sale of such products or to meet delivery commitments.

(3)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at carryover cost.

(4)	Other refining segment revenue includes the revenues associated with Holly Asphalt and revenue derived from feedstock and sulfur credit sales.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per barrel amounts)

Net operating margin per barrel	$6.27	$2.91	$3.26	$3.92
Add average refinery operating expenses per produced barrel	4.74	4.91	5.17	5.49

Refinery gross margin per barrel	11.01	7.82	8.43	9.41
Add average cost of products per produced barrel sold	80.74	61.32	81.26	54.35

Average sales price per produced barrel sold	$91.75	$69.14	$89.69	$63.76
Times sales of produced refined products sold (BPD)	233,990	139,842	223,980	114,646
Times number of days in period	91	91	181	181

Refined product sales from produced products sold	$1,953,604	$879,889	$3,636,036	$1,323,094

FOR FURTHER INFORMATION, Contact:
Bruce R, Shaw, Senior Vice President and
   Chief Financial Officer
M. Neale Hickerson, Vice President,
   Investor Relations
Holly Corporation
214/871-3555